UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 27, 2022

O’Reilly Automotive, Inc.

(Exact name of registrant as specified in its charter)

Missouri	000-21318	27-4358837
(State or other jurisdiction	Commission file	(I.R.S. Employer
of incorporation or organization)	number	Identification No.)

233 South Patterson Avenue

Springfield, Missouri 65802

(Address of principal executive offices, Zip code)

(417) 862-6708

(Registrant’s telephone number, including area code)

Not applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock $0.01 par value	ORLY	The NASDAQ Stock Market LLC
(NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of Securities Act of 1933 (230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 2 – Financial Information

Item 2.02 – Results of Operations and Financial Condition

On April 27, 2022, O’Reilly Automotive, Inc. (the “Company”) issued a press release announcing its 2022 first quarter earnings.  The text of the press release is attached hereto as Exhibit 99.1.

Section 5 – Corporate Governance and Management

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 27, 2022, the Company announced that effective May 9, 2022, Thomas McFall, the Company’s Executive Vice President and Chief Financial Officer, will step down as Chief Financial Officer and continue employment with the Company in the role of Executive Vice President, and at that time, Jeremy Fletcher, the Company’s Senior Vice President of Finance and Controller, will be promoted to the position of Executive Vice President and Chief Financial Officer.

In his new position, Mr. McFall will retain his existing responsibilities in the areas of Information Technology, Real Estate, Legal and Risk Management.

Mr. Fletcher, age 45, has been an O’Reilly Team Member for 16 years.  Upon joining the Company in 2005, Mr. Fletcher served as Financial Reporting and Budgeting Manager and progressed through the roles of Director of Finance, Vice President of Finance and Controller, and has served in his current role as Senior Vice President of Finance and Controller for over five years.  Prior to joining O’Reilly, Mr. Fletcher worked as a Certified Public Accountant in public practice and in a financial reporting and planning role for a Fortune 1000 corporation.  In his new position as Executive Vice President and Chief Financial Officer, Mr. Fletcher will assume full responsibility for all Finance, Accounting and Treasury functions for the Company.

In connection with Mr. Fletcher’s promotion, the Human Capital and Compensation Committee of the Board of Directors (the “Board”) recommended, and the Board approved, an annual base salary of $550,000 for Mr. Fletcher, determined that he will continue to be eligible to participate in the Company’s annual performance incentive compensation plan with an incentive target of 80% of his base salary, based on the Company’s actual performance as measured against the same criteria applied to the Company’s other executive officers, and determined that he will receive a stock option award with a grant date fair value of 50% of his annual base salary, granted at the same time that annual grants for the Company’s other executive officers are awarded.  In addition, the Board determined that Mr. Fletcher will receive a position level stock option award with a grant date fair value of $1,000,000, to be granted on May 9, 2022.  Mr. Fletcher will also be eligible for other benefits and perquisites on terms substantially similar to those that apply to other executive officers of the Company.

There are no arrangements or understandings between Mr. Fletcher and any other person pursuant to which Mr. Fletcher was selected as an officer, there are no family relationships between Mr. Fletcher and any director or other officer of the Company, and there are no transactions in which the Company is a party and in which Mr. Fletcher has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Section 9 – Financial Statements and Exhibits

Item 9.01 – Financial Statements and Exhibits

Exhibit Number	Description
99.1	Press release dated April 27, 2022
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

The information in Section 2 and Section 9 of this Current Report on Form 8-K, including the exhibit hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 27, 2022	O’REILLY AUTOMOTIVE, INC.

	By:	/s/ Thomas McFall
Thomas McFall
Executive Vice President and Chief Financial Officer
(principal financial and accounting officer)